Exhibit 99.1

Duluth Holdings Inc. Announces Third Quarter Fiscal 2017 Financial Results

Belleville, WI – Dec. 7, 2017 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s casual wear, workwear and accessories, today announced its financial results for the fiscal third quarter ended October 29, 2017.

Highlights for the Third Quarter Ended October 29, 2017

•	Net sales increased 25.0% to $83.7 million compared to $67.0 million in the prior-year third quarter
•	Gross margin decreased 120 basis points (bps) to 56.6% compared to 57.8% in the prior-year third quarter
•	Net loss of $0.8 million, or $0.03 per diluted share compared to net income of $0.5 million, or $0.01 per diluted share in the prior-year third quarter
•	Adjusted EBITDA[1] decreased 24.9% to $1.9 million compared to $2.5 million in the prior-year third quarter
•	During the third quarter, the Company opened three retail stores in St. Charles, MO, Thornton, CO and Avon, OH
•	31st consecutive quarter of increased net sales year-over-year

1See Reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.

Management Commentary

“This marks our 31st consecutive quarter of increased net sales year-over-year. Our 25% top line growth reflects our commitment to investing in our omnichannel model. We are growing our brand, attracting new customers, and the direct growth in our established store markets continues to perform well,” said Stephanie Pugliese, Chief Executive Officer of Duluth Trading.

“On the retail side of the business, we have completed our plan of opening 15 new stores in fiscal 2017. I am proud of our team’s execution of opening new stores on schedule and within budget. In total, we added approximately 173,000 selling square feet, and all our new stores are performing very well. We continue to attract new customers through our retail stores and during the third quarter, new customers acquired through retail was up 81%.”

“We remain committed to investing in our omnichannel model and believe it is vital to building brand awareness and delivering holistic growth to our Company. Based on our results to date, we are reaffirming our fiscal 2017 outlook.”

Operating Results for the Third Quarter Ended October 29, 2017

Net sales increased 25.0% to $83.7 million, compared to $67.0 million in the same period a year ago. The net sales increase was driven by a  3.6% growth in direct net sales and a  100.7% growth in retail net sales. Growth was achieved in virtually all product categories. The increase in retail net sales was primarily attributable to an increase of 12 stores in the third quarter of 2017 as compared to the same period a year ago.

Gross profit increased 22.4% to $47.4 million, or 56.6% of net sales, compared to $38.7 million, or 57.8% of net sales, in the corresponding prior-year period. The 120 basis point decrease in gross margin was primarily due to a continuing decline in shipping revenues coupled with an increase in freight cost from the Company’s distribution center to the retail stores. The Company’s product margins were up as compared to the prior-year period primarily due to improved initial mark-up and product mix.

Selling, general and administrative expenses increased 26.7% to $48.0 million, compared to $37.9 million in the same period a year ago. As a percentage of net sales, selling, general and administrative expenses increased 80 basis points to 57.4%, compared to 56.6% in the corresponding prior-year period. As a percentage of net sales, advertising and marketing costs decreased 160 basis points to 20.2%, compared to 21.8% in the corresponding prior-year period, primarily attributable to a decline in digital advertising and catalog costs as percentage of net sales, which was partially offset by an increase in television and retail store advertising as a percentage of net sales.  As a percentage of net sales, selling expenses increased 60 basis points to 15.8%, compared to 15.2% in the corresponding prior-year period, primarily due to an increase in customer service expenses due to retail store growth, which was partially offset by leverage in shipping expenses from an increase in the proportion of retail net sales. As a percentage of net sales, general and administrative expenses increased 170 basis points to 21.4%, compared to 19.7% in the corresponding prior-year period, primarily due to an increase in store occupancy and equipment expense,  an expense in connection with the retirement of a senior management employee and an increase in depreciation expense.

Balance Sheet and Liquidity

The Company ended the quarter with a cash balance of approximately $1.0 million, with net working capital of $86.6 million, and $9.9 million available on its $60.0 million revolving line of credit. Effective November 1, 2017, the Company’s borrowing availability under its revolving line of credit increased to $80.0 million through December 31, 2017.  On January 1, 2018, the Company’s borrowing availability under its revolving line of credit will decrease to $60.0 million through July 31, 2019.

Fiscal 2017 Outlook

The Company reaffirmed its fiscal 2017 outlook as follows:

•	Net sales in the range of $455.0 million to $465.0 million
•	Adjusted EBITDA[1] in the range of $47.0 million to $49.5 million
•	EPS in the range of $0.66 to $0.71 per diluted share

The Company expects fiscal 2017 capital expenditures net of proceeds from finance lease obligations of $42.0 to $44.0 million2

1See Reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA in the accompanying financial tables.

2Fiscal 2017 capital expenditures primarily include the opening of 15  stores and information technology investments.

The table below recaps the Company’s fiscal 2017 stores opened and signed new store leases and the anticipated opening timeframe.

Location	Timing
Noblesville, IN	Opened March 2, 2017
Burlington, MA	Opened March 23, 2017
Macomb, MI	Opened April 6, 2017
Warwick, RI	Opened April 27, 2017
West Chester, OH	Opened May 11, 2017
Pittsburgh, PA	Opened June 8, 2017
Red Wing, MN	Opened July 15, 2017
St. Charles, MO	Opened August 31, 2017
Thornton, CO	Opened September 7, 2017
Avon, OH	Opened October 5, 2017
Louisville, KY	Opened November 2, 2017
Woodbury, MN	Opened November 9, 2017
Grandville, MI	Opened November 16, 2017
Waukesha, WI	Opened November 29, 2017
Wixom, MI	Opened November 30, 2017
Anchorage, AK	Q1 Fiscal 2018
West Fargo, ND	Q1 Fiscal 2018
Lubbock, TX	Q1 Fiscal 2018
Portland, OR	Q1 or Q2 Fiscal 2018
Denton, TX	Q2 Fiscal 2018
Columbus, OH	Q2 Fiscal 2018
Arlington, TX	Q2 Fiscal 2018
Nashville, TN	Q3 Fiscal 2018
South Portland, ME	Q3 Fiscal 2018

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, December 7, 2017 at 9:30 am Eastern Time, to discuss the results and answer questions.

•	Live conference call: 844-875-6915 (domestic) or 412-317-6711 (international)
•	Conference call replay available through December 21, 2017: 877-344-7529 (domestic) or 412-317-0088 (international)
•	Replay access code: 10114399
•	Live and archived webcast: ir.duluthtrading.com

The Company is enabling investors to pre-register for the earnings conference call so that they can expedite their entry into the call and avoid the need to wait for a live operator. In order to pre-register for the call, investors can visit http://dpregister.com/10114399 and enter in their contact information. Investors will then be issued a personalized phone number and pin to dial into the live conference call. Individuals can pre-register any time prior to the start of the conference call on December 7th.

About Duluth Trading

Duluth Trading is a rapidly growing lifestyle brand for the Modern, Self-Reliant American. Based in Belleville, Wisconsin, we offer high quality, solution-based casual wear, workwear and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience.  Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and our products are sold exclusively through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA).  See attached Table “Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net income to EBITDA and EBITDA to Adjusted EBITDA for the three and nine months ended October 29, 2017, versus the three and nine months ended October 30, 2016.  See also attached Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA,” for a reconciliation of forecasted net income to forecasted EBITDA and forecasted EBITDA to forecasted Adjusted EBITDA for the fiscal year ending January 28, 2018. Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations.  While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading's plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein are forward-looking statements, including statements regarding Duluth Trading’s ability to execute on its growth strategies, statements under the heading “Fiscal 2017 Outlook” and the forecasted results of operations in the Table “Reconciliation of Forecasted Net Income to Forecasted EBITDA to Forecasted Adjusted EBITDA.” You can identify forward-looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading's current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading's control. Duluth Trading's expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC  on March 22, 2017, and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

Investor Contacts:

Donni Case (310) 622-8224

Johan Yokay (310) 622-8241

Financial Profiles, Inc.

Duluth@finprofiles.com

# # #

(Tables Follow)

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	October 29, 2017	January 29, 2017

ASSETS
Current Assets:
Cash	$958	$24,042
Accounts receivable	62	45
Other receivables	1,669	349
Inventory, net	129,475	70,368
Prepaid expenses	8,820	4,860
Deferred catalog costs	4,431	1,582
Total current assets	145,415	101,246
Property and equipment, net	98,151	52,432
Restricted cash	2,169	1,435
Available-for-sale security	6,323	—
Goodwill	402	402
Other assets, net	487	452
Total assets	$252,947	$155,967
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$30,082	$9,330
Accrued expenses and other current liabilities	25,676	19,822
Income taxes payable	—	5,225
Bank overdrafts	2,930	—
Current maturities of long-term debt	84	742
Total current liabilities	58,772	35,119
Long-term line of credit	50,101	—
Finance lease obligations under build-to-suit leases	18,484	3,349
Long-term debt, less current maturities	1,445	35
Deferred rent obligations, less current maturities	3,305	2,109
Deferred tax liabilities	1,507	1,567
Total liabilities	133,614	42,179
Commitments and contingencies
Shareholders' equity:
Treasury stock	(57)	—
Capital stock	87,632	86,446
Retained earnings	28,556	24,733
Total shareholders' equity of Duluth Holdings Inc.	116,131	111,179
Noncontrolling interest	3,202	2,609
Total shareholders' equity	119,333	113,788
Total liabilities and shareholders' equity	$252,947	$155,967

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Nine Months Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net sales	$83,729	$67,008	$253,642	$201,463
Cost of goods sold (excluding depreciation and amortization)	36,302	28,260	108,649	84,102
Gross profit	47,427	38,748	144,993	117,361
Selling, general and administrative expenses	48,039	37,929	137,467	105,215
Operating (loss) income	(612)	819	7,526	12,146
Interest expense	661	33	1,199	108
Other income, net	73	33	175	163
(Loss) income before income taxes	(1,200)	819	6,502	12,201
Income tax (benefit) expense	(454)	305	2,480	4,691
Net (loss) income	(746)	514	4,022	7,510
Less: Net income attributable to noncontrolling interest	70	52	199	188
Net (loss) income attributable to controlling interest	$(816)	$462	$3,823	$7,322
Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	31,861	31,520	31,837	31,520
Net (loss) income per share attributable to controlling interest	$(0.03)	$0.01	$0.12	$0.23
Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	31,861	32,294	32,297	32,286
Net (loss) income per share attributable to controlling interest	$(0.03)	$0.01	$0.12	$0.23

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Nine Months Ended
	October 29, 2017	October 30, 2016
Cash flows from operating activities:
Net income	$4,022	$7,510
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	5,104	3,215
Amortization of stock-based compensation	1,186	969
Deferred income taxes	(60)	151
Loss on disposal of property and equipment	—	3
Changes in operating assets and liabilities:
Accounts receivable	(17)	(10)
Other receivables	(1,320)	(3,007)
Inventory	(57,020)	(40,891)
Prepaid expense	(3,136)	181
Deferred catalog costs	(1,006)	485
Trade accounts payable	18,665	6,713
Income taxes payable	(5,225)	(1,308)
Accrued expenses and deferred rent obligations	3,850	(794)
Net cash used in operating activities	(34,957)	(26,783)
Cash flows from investing activities:
Purchases of property and equipment	(37,501)	(21,026)
Purchase of available-for-sale security	(6,323)	—
Change in restricted cash	(734)	(1,367)
Purchases of other assets	(85)	(80)
Net cash used in investing activities	(44,643)	(22,473)
Cash flows from financing activities:
Proceeds from line of credit	76,476	18,156
Payments on line of credit	(26,375)	(4,947)
Proceeds from long term debt	800	—
Payments on long term debt	(34)	(4,216)
Payments on capital lease obligations	(14)	(14)
Change in bank overdrafts	2,930	2,055
Distributions to shareholders	—	(192)
Distributions to holders of noncontrolling interest in variable interest entity	(400)	(30)
Proceeds from finance lease obligations	2,358	—
Capital contributions to variable interest entity	794	744
Shares withheld for tax payments on vested restricted shares	(57)	—
Other	38	—
Net cash provided by financing activities	56,516	11,556
Decrease in cash	(23,084)	(37,700)
Cash at beginning of period	24,042	37,873
Cash at end of period	$958	$173
Supplemental disclosure of cash flow information
Interest paid	$947	$116
Income taxes paid	$8,950	$7,929
Supplemental disclosure of non-cash information
Property and equipment acquired under build-to-suit leases	$12,739	$1,957
Unpaid liability to acquire property and equipment	$4,144	$3,922

DULUTH HOLDINGS INC.

Reconciliation of Net Income to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net (loss) income	$(746)	$514	$4,022	$7,510
Depreciation and amortization	1,824	1,264	5,104	3,215
Interest expense	661	33	1,199	108
Income tax (benefit) expense	(454)	305	2,480	4,691
EBITDA	$1,285	$2,116	$12,805	$15,524
Non-cash stock based compensation	569	354	1,186	969
Adjusted EBITDA	$1,854	$2,470	$13,991	$16,493

DULUTH HOLDINGS INC.

Segment Information

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Nine Months Ended
	October 29, 2017	October 30, 2016	October 29, 2017	October 30, 2016
Net sales
Direct	$54,146	$52,271	$175,588	$166,437
Retail	29,583	14,737	78,054	35,026
Total net sales	$83,729	$67,008	$253,642	$201,463
Operating (loss) income
Direct	$(2,738)	$(84)	$230	$8,694
Retail	2,126	903	7,296	3,452
Total operating (loss) income	(612)	819	7,526	12,146
Interest expense	661	33	1,199	108
Other income, net	73	33	175	163
(Loss) income before income taxes	$(1,200)	$819	$6,502	$12,201

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Income to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

For the Fiscal Year Ending January 28, 2018

(Unaudited)

(Amounts in thousands)

	Low	Mid-point	High
Forecasted
Net income	$21,500	$22,400	$23,000
Depreciation and amortization	8,400	8,400	8,400
Interest expense	2,000	2,000	2,000
Income tax expense	13,600	14,200	14,600
EBITDA	$45,500	$47,000	$48,000
Non-cash stock based compensation	1,500	1,500	1,500
Adjusted EBITDA	$47,000	$48,500	$49,500